Exhibit 99.1

Kellogg Company News
For release:	May 5, 2015
Analyst Contact:	Simon Burton, CFA	(269) 961-6636
Media Contact:	Kris Charles	(269) 961-3799

KELLOGG COMPANY REPORTS FIRST QUARTER 2015 RESULTS,

REAFFIRMS FULL-YEAR CURRENCY-NEUTRAL COMPARABLE GUIDANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced currency-neutral comparable first-quarter results for net sales, operating profit, and earnings per share that were greater than the company’s expectations.

Financial Summary:	Quarter ended
(millions, except per share data)	April 4, 2015	March 29, 2014	% Change

Reported Net Sales	$3,556	$3,742	-5.0%
Comparable Net Sales *	$3,553	$3,740	-5.0%
Currency Neutral Comparable Net Sales *	$3,729	$3,740	-0.3%

Reported Operating Profit	$384	$614	-37.5%
Comparable Operating Profit *	$527	$559	-5.8%
Currency Neutral Comparable Operating Profit *	$548	$559	-1.9%

Reported Net Income (Loss) Attributable to Kellogg Company	$227	$406	-44.0%
Comparable Net Income (Loss) Attributable to Kellogg Company *	$351	$367	-4.3%
Currency Neutral Comparable Net Income (Loss) Attributable to Kellogg Company *	$370	$367	0.9%

Reported Earnings Per Share	$0.64	$1.12	-42.9%
Comparable Earnings Per Share *	$0.98	$1.01	-3.0%
Currency Neutral Comparable Earnings Per Share *	$1.04	$1.01	3.0%

*	Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

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As detailed above, first quarter 2015 reported net sales decreased by 5.0 percent to $3.6 billion, primarily due to the effect of currency translation. Currency-neutral comparable net sales decreased by 0.3 percent over the same period; this result included growth in each of the international regions. First quarter 2015 reported operating profit was $384 million, a decline of 37.5 percent; this decrease was driven primarily by the impact that asset returns and changes in interest rates had on pension plans. The decline in currency-neutral comparable operating profit was largely the result of slightly lower net sales.

Reported earnings for the first quarter of 2015 were $227 million, or $0.64 per share, a decrease of 43 percent from the $1.12 per share reported in the first quarter of last year. This quarter’s reported earnings per share included negative impacts from mark-to-market of $0.13 per share and costs associated with the Project K efficiency and effectiveness program of $0.13 per share. In addition, reported results included $0.01 per share of integration costs related to the acquisition of Pringles and Bisco Misr and $0.07 of other costs. Excluding these items, comparable first quarter 2015 earnings were $0.98 per share, greater than the company’s expectations. This result included a negative impact of $0.06 per share from currency translation; comparable earnings per share excluding the impact of currencies would have been $1.04 per share.

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Reconciliation of Reported to Currency-Neutral Comparable Earnings Per Share
First Quarter 2015 ($)

Reported EPS	0.64
Mark-to-Market	(0.13)
Project K	(0.13)
Integration	(0.01)
Other Items	(0.07)
53rd Week	—

Comparable EPS	0.98
Foreign Exchange	(0.06)

Currency-Neutral
Comparable* EPS	1.04

“We were pleased to report improved sales trends in the first quarter. In fact, our results exceeded our expectations and we are on-track for the year,” said John Bryant, Kellogg Company’s chairman and chief executive officer. “We’ve made great progress with Project K and are reinvesting to drive profitable sales growth.”

North America

Net sales posted by Kellogg North America were $2.4 billion in the first quarter, a reported decrease of 3.7 percent; currency-neutral comparable net sales decreased by 2.8 percent. The U.S. Morning Foods segment posted a currency-neutral comparable net sales decline of 2.9 percent, which included improved trends in the Cereal business. Currency-neutral comparable net sales in the U.S. Snacks segment decreased by 1.1 percent, also reflecting an improvement in sales trends. The U.S. Specialty Channels segment posted a 2.5 percent decline in currency-neutral comparable

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net sales in the quarter due to a discrete item. The North America Other segment, which is now composed of the U.S. Frozen Foods, Kashi, and Canadian businesses, posted a 6.1 percent decrease in currency-neutral comparable net sales. Reported operating profit in North America decreased by 9.9 percent; currency-neutral comparable operating profit declined by 8.0 percent, largely as the result of lower sales.

International

Reported net sales decreased by 13.8 percent in Europe in the quarter; currency-neutral comparable net sales increased by 1.0 percent including double-digit currency-neutral comparable net sales growth for the Pringles business. In Latin America, reported net sales increased by 6.3 percent; currency-neutral comparable net sales increased by 15.7 percent, including broad-based growth across the region. Reported net sales in Asia Pacific decreased by 5.3 percent; currency-neutral comparable net sales increased by 4.0 percent due to good rates of growth in the Asian businesses.

Interest and Tax

Kellogg’s interest expense was $54 million in the first quarter. The comparable effective tax rate* in the first quarter of 2015 was 25.4 percent, lower than last year due to certain discrete items.

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Cash flow

Cash flow,* a non-GAAP measure defined as cash from operating activities less capital expenditures, was $12 million for the quarter. This year-over-year decline was primarily due to earnings results, the timing of an interest payment, and increased cash costs associated with Project K. The company continues to expect that cash flow for the full year will be approximately $1.0 billion. Kellogg repurchased $285 million of shares during the first quarter.

Kellogg Reaffirms Full-Year Currency-Neutral Comparable 2015 Guidance

The company reaffirmed previous guidance for currency-neutral comparable net sales, operating profit, and earnings per share in 2015; the company also reaffirmed guidance for full-year cash flow. Currency-neutral comparable net sales are expected to remain approximately unchanged year-over-year. Kellogg expects full-year 2015 currency-neutral comparable operating profit to decrease at a rate between two and four percent. Full-year 2015 currency-neutral comparable earnings per share are anticipated to be in a range between two percent lower and approximately unchanged. The estimates for currency-neutral comparable operating profit and currency-neutral comparable earnings per share include a negative impact of between three and four percentage points from the rebasing of incentive compensation for 2015. Guidance for both operating profit and earnings per share excludes the impact of mark-to-market adjustments, 2014’s 53rd week, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation, and other items that could affect comparability. Cash flow is expected to be approximately $1.0 billion, which includes the cash required by Project K.

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Conference Call / Webcast

Kellogg will host a conference call to discuss these results on Tuesday, May 5th, 2015 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2014 sales of approximately $14.6 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance

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of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying

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value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended
(Results are unaudited)	April 4, 2015	March 29, 2014

Net sales	$3,556	$3,742

Cost of goods sold	2,311	2,238
Selling, general and administrative expense	861	890

Operating profit	384	614

Interest expense	54	52
Other income (expense), net	(26)	10

Income before income taxes	304	572
Income taxes	76	165
Earnings (loss) from joint ventures	(1)	(1)

Net income	$227	$406

Net income (loss) attributable to noncontrolling interests	—	—

Net income attributable to Kellogg Company	$227	$406

Per share amounts:
Basic	$.64	$1.13
Diluted	$.64	$1.12

Dividends per share	$.49	$.46

Average shares outstanding:
Basic	355	360

Diluted	357	362

Actual shares outstanding at period end	353	358

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)

	Quarter ended
(Results are unaudited)	April 4, 2015	March 29, 2014

Net sales
U.S. Morning Foods	$776	$799
U.S. Snacks	854	864
U.S. Specialty	361	372
North America Other	433	482
Europe	607	705
Latin America	295	278
Asia Pacific	230	242

Consolidated	$3,556	$3,742

Operating profit
U.S. Morning Foods	$127	$126
U.S. Snacks	80	86
U.S. Specialty	78	87
North America Other	59	83
Europe	61	65
Latin America	51	48
Asia Pacific	12	16

Total Reportable Segments	468	511
Corporate	(84)	103

Consolidated	$384	$614

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Quarter ended
(unaudited)	April 4, 2015	March 29, 2014

Operating activities
Net income	$227	$406
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	131	116
Postretirement benefit plan expense (benefit)	(21)	(22)
Deferred income taxes	(2)	45
Other	46	6
Postretirement benefit plan contributions	(12)	(28)
Changes in operating assets and liabilities, net of acquisitions	(274)	(255)

Net cash provided by (used in) operating activities	95	268

Investing activities
Additions to properties	(83)	(97)
Acquisitions, net of cash acquired	(117)	—
Other	3	(2)

Net cash provided by (used in) investing activities	(197)	(99)

Financing activities
Net issuances (reductions) of notes payable	(19)	986
Issuances of long-term debt	672	—
Reductions of long-term debt	(243)	(682)
Net issuances of common stock	57	37
Common stock repurchases	(285)	(321)
Cash dividends	(174)	(166)
Other	5	(1)

Net cash provided by (used in) financing activities	13	(147)

Effect of exchange rate changes on cash and cash equivalents	(5)	(11)

Increase (decrease) in cash and cash equivalents	(94)	11

Cash and cash equivalents at beginning of period	443	273

Cash and cash equivalents at end of period	$349	$284

Supplemental financial data:

Net cash provided by (used in) operating activities	$95	$268

Additions to properties	(83)	(97)

Cash Flow (operating cash flow less property additions) (a)	$12	$171

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	April 4, 2015 (unaudited)	January 3, 2015 *

Current assets
Cash and cash equivalents	$349	$443
Accounts receivable, net	1,503	1,276
Inventories:
Raw materials and supplies	353	327
Finished goods and materials in process	846	952
Deferred income taxes	170	184
Other prepaid assets	220	158

Total current assets	3,441	3,340

Property, net of accumulated depreciation of $5,466 and $5,526	3,719	3,769
Goodwill	4,993	4,971
Other intangibles, net of accumulated amortization of $45 and $43	2,282	2,295
Pension	254	250
Other assets	519	528

Total assets	$15,208	$15,153

Current liabilities
Current maturities of long-term debt	$360	$607
Notes payable	809	828
Accounts payable	1,537	1,528
Accrued advertising and promotion	453	446
Accrued income taxes	72	39
Accrued salaries and wages	237	320
Other current liabilities	543	596

Total current liabilities	4,011	4,364

Long-term debt	6,561	5,935
Deferred income taxes	764	726
Pension liability	760	777
Nonpension postretirement benefits	75	82
Other liabilities	385	418

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	689	678
Retained earnings	6,739	6,689
Treasury stock, at cost	(3,696)	(3,470)
Accumulated other comprehensive income (loss)	(1,291)	(1,213)

Total Kellogg Company equity	2,546	2,789

Noncontrolling interests	106	62

Total equity	2,652	2,851

Total liabilities and equity	$15,208	$15,153

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

First Quarter of 2015 versus 2014

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 net sales	$776	$854	$361	$433	$2,424	$607	$295	$230	$0	$3,556

2014 net sales	$799	$864	$372	$482	$2,517	$705	$278	$242	$0	$3,742

% change - 2015 vs. 2014:
As Reported	-2.9%	-1.1%	-3.0%	-10.2%	-3.7%	-13.8%	6.3%	-5.3%	0.0%	-5.0%
Project K (b)	0.0%	0.0%	0.0%	-0.5%	-0.1%	0.0%	0.0%	0.0%	0.0%	-0.1%
Acquisitions/divestitures (d)	0.0%	0.0%	-0.5%	0.0%	-0.1%	1.1%	0.0%	0.0%	0.0%	0.2%
Differences in shipping days	0.0%	0.0%	0.0%	0.0%	0.0%	-0.4%	0.0%	0.0%	0.0%	-0.1%
Comparable growth (e)	-2.9%	-1.1%	-2.5%	-9.7%	-3.5%	-14.5%	6.3%	-5.3%	0.0%	-5.0%
Foreign currency impact	0.0%	0.0%	0.0%	-3.6%	-0.7%	-15.5%	-9.4%	-9.3%	0.0%	-4.7%
Currency-Neutral Comparable growth (f)	-2.9%	-1.1%	-2.5%	-6.1%	-2.8%	1.0%	15.7%	4.0%	0.0%	-0.3%

Volume (tonnage) (g)					-2.3%	1.4%	4.5%	5.0%	0.0%	-0.7%
Pricing/mix					-0.5%	-0.4%	11.2%	-1.0%	0.0%	0.4%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 operating profit	$127	$80	$78	$59	$344	$61	$51	$12	($84)	$384

2014 operating profit	$126	$86	$87	$83	$382	$65	$48	$16	$103	$614

% change - 2015 vs. 2014:
As Reported	0.2%	-7.3%	-10.2%	-27.9%	-9.9%	-5.8%	4.8%	-22.8%	-182.1%	-37.5%
Mark-to-market (a)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-154.1%	-28.1%
Project K (b)	1.8%	-3.1%	-0.1%	-4.2%	-1.2%	-9.4%	8.1%	2.3%	-213.8%	-3.5%
Integration impact (c)	0.0%	-0.1%	0.0%	0.0%	0.0%	0.9%	-0.1%	-8.9%	-24.8%	-0.2%
Acquisitions/divestitures (d)	0.0%	0.0%	0.1%	0.0%	0.0%	0.7%	0.0%	0.0%	0.0%	0.2%
Differences in shipping days	0.0%	0.0%	0.0%	0.0%	0.0%	-0.5%	0.0%	0.0%	0.0%	-0.1%

Comparable growth (e)	-1.6%	-4.1%	-10.2%	-23.7%	-8.7%	2.5%	-3.2%	-16.2%	210.6%	-5.8%
Foreign currency impact	0.4%	0.0%	0.0%	-4.3%	-0.7%	-10.3%	-8.4%	-13.0%	-87.1%	-3.9%

Currency-Neutral Comparable growth (f)	-2.0%	-4.1%	-10.2%	-19.4%	-8.0%	12.8%	5.2%	-3.2%	297.7%	-1.9%

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(d)	Includes impact of Bisco Misr acquisition during the first quarter of 2015 and the divestiture of Loma Linda in 2014.
(e)	Comparable net sales growth and comparable operating profit growth are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(f)	Currency-Neutral Comparable Net Sales growth and Currency Neutral Comparable Operating Profit growth are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(g)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

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Kellogg Company and Subsidiaries

Restructuring and cost reduction activities

$ millions

	Quarter ended April 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
U.S. Morning Foods	$—	$5	$3	$8
U.S. Snacks	—	5	4	9
U.S. Specialty	—	—	1	1
North America Other	2	2	2	6
Europe	—	16	3	19
Latin America	—	—	—	—
Asia Pacific	—	4	1	5
Corporate	—	—	20	20

Total	$2	$32	$34	$68

	Quarter ended March 29, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Morning Foods	$—	$9	$2	$11
U.S. Snacks	—	5	2	7
U.S. Specialty	—	—	1	1
North America Other	—	2	1	3
Europe	—	5	7	12
Latin America	—	—	4	4
Asia Pacific	—	4	2	6
Corporate	—	—	10	10

Total	$—	$25	$29	$54

2015 Variance - better(worse) than 2014
U.S. Morning Foods	$—	$4	$(1)	$3
U.S. Snacks	—	—	(2)	(2)
U.S. Specialty	—	—	—	—
North America Other	(2)	—	(1)	(3)
Europe	—	(11)	4	(7)
Latin America	—	—	4	4
Asia Pacific	—	—	1	1
Corporate	—	—	(10)	(10)

Total	$(2)	$(7)	$(5)	$(14)

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Kellogg Company and Subsidiaries

Integration Costs*

$ millions

	Quarter ended April 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
Europe	$—	$3	$2	$5
Asia Pacific	—	3	—	3
Corporate	—	—	—	—

Total	$—	$6	$2	$8

	Quarter ended March 29, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
Europe	$—	$4	$2	$6
Asia Pacific	—	—	—	—
Corporate	—	—	1	1

Total	$—	$4	$3	$7

2015 Variance - better(worse) than 2014
Europe	$—	$1	$—	$1
Asia Pacific	—	(3)	—	(3)
Corporate	—	—	1	1

Total	$—	$(2)	$1	$(1)

*	Integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles and Bisco Misr businesses.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Quarter ended April 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$776	$854	$361	$433	$607	$295	$230	$—	$3,556
Project K(a)	—	—	—	(2)	—	—	—	—	(2)
Acquisitions/divestitures(b)	—	—	—	—	8	—	—	—	8
Differences in shipping days	—	—	—	—	(3)	—	—	—	(3)

Comparable Net Sales(c)	$776	$854	$361	$435	$602	$295	$230	$—	$3,553
Foreign currency impact	—	—	—	(18)	(110)	(26)	(22)	—	(176)

Currency-Neutral Comparable Net Sales(d)	$776	$854	$361	$453	$712	$321	$252	$—	$3,729

Quarter ended March 29, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$799	$864	$372	$482	$705	$278	$242	$—	$3,742
Project K(a)	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures(b)	—	—	2	—	—	—	—	—	2
Differences in shipping days	—	—	—	—	—	—	—	—	—

Comparable Net Sales(c)	$799	$864	$370	$482	$705	$278	$242	$—	$3,740
Foreign currency impact	—	—	—	—	—	—	—	—	—

Currency-Neutral Comparable Net Sales(d)	$799	$864	$370	$482	$705	$278	$242	$—	$3,740

(a)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(b)	Includes impact of Bisco Misr acquisition during Q1 2015 and the 2014 divestiture of Loma Linda.
(c)	Comparable net sales is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(d)	Currency-Neutral Comparable Net Sales is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Quarter ended April 4, 2015

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$127	$80	$78	$59	$61	$51	$12	$(84)	$384
Mark-to-market(a)	—	—	—	—	—	—	—	(67)	(67)
Project K(b)	(8)	(9)	(1)	(6)	(19)	—	(5)	(20)	(68)
Integration impact(c)	—	—	—	—	(5)	—	(3)	—	(8)

Comparable Operating Profit(d)	$135	$89	$79	$65	$85	$51	$20	$3	$527
Foreign currency impact	1	—	—	(4)	(8)	(4)	(2)	(4)	(21)

Currency-Neutral Comparable Operating Profit(e)	$134	$89	$79	$69	$93	$55	$22	$7	$548

Quarter ended March 29, 2014

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$126	$86	$87	$83	$65	$48	$16	$103	$614
Mark-to-market(a)	—	—	—	—	—	—	—	116	116
Project K(b)	(11)	(7)	(1)	(3)	(12)	(4)	(6)	(10)	(54)
Integration impact(c)	—	—	—	—	(6)	—	—	(1)	(7)

Comparable Operating Profit(d)	$137	$93	$88	$86	$83	$52	$22	$(2)	$559
Foreign currency impact	—	—	—	—	—	—	—	—	—

Currency-Neutral Comparable Operating Profit(e)	$137	$93	$88	$86	$83	$52	$22	$(2)	$559

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(d)	Comparable operating profit is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(e)	Currency-Neutral Comparable operating profit is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Net Income Attributable to Kellogg

to Currency-Neutral Comparable Net Income Attributable to Kellogg

	Quarter ended
(millions)	April 4, 2015	March 29, 2014

Reported Net Income Attributable to Kellogg	$227	$406
Mark-to-market(a)	(46)	80
Project K(b)	(47)	(36)
Other costs(c)	(25)	—
Integration costs(d)	(6)	(5)

Comparable Net Income Attributable to Kellogg(e)	$351	$367
Foreign currency impact	(19)	—

Currency-Neutral Comparable Net Income Attributable to Kellogg(f)	$370	$367

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	During the quarter ended April 4, 2015, the Company has determined that certain assets related to a portion of the business may not be fully recoverable and has recorded a non-cash charge within other income (expense).
(d)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(e)	Comparable Net Income Attributable to Kellogg are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(f)	Currency-Neutral Comparable Net Income Attributable to Kellogg are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported EPS to Currency-Neutral

Comparable EPS

	Quarter ended
	April 4, 2015	March 29, 2014

Reported EPS	$0.64	$1.12
Mark-to-market(a)	(0.13)	0.22
Project K(b)	(0.13)	(0.10)
Other costs(c)	(0.07)	—
Integration impact(d)	(0.01)	(0.01)

Comparable EPS(e)	$0.98	$1.01
Foreign currency impact	(0.06)	—

Currency-Neutral Comparable EPS(f)	$1.04	$1.01

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	During the quarter ended April 4, 2015, the Company has determined that certain assets related to a portion of the business may not be fully recoverable and has recorded a non-cash charge within other income (expense).
(d)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(e)	Comparable EPS is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(f)	Currency-Neutral Comparable EPS is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measure provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate

to Currency-Neutral Comparable Effective Tax Rate

	Quarter ended
	April 4, 2015	March 29, 2014

Reported Effective Tax Rate	25.1%	28.9%
Mark-to-market(a)	-1.0%	0.5%
Project K(b)	-0.8%	-0.4%
Other costs(c)	1.4%	0.0%
Integration impact	0.1%	0.0%

Comparable Effective Tax Rate(d)	25.4%	28.8%
Foreign currency impact	0.7%	0.0%

Currency-Neutral Comparable Effective Tax Rate(e)	24.7%	28.8%

(a)	Mark-to-market adjustments, in general, were incurred in jurisdictions with tax rates higher than our reported effective tax rate during the quarters ended April 4, 2015 and March 29, 2014.
(b)	Costs incurred related to the execution of restructuring and cost reduction activities, in general, were incurred in jurisdictions with tax rates higher than our effective tax rate during the quarters ended April 4, 2015 and March 29, 2014.
(c)	During the quarter ended April 4, 2015, the Company has determined that certain assets related to a portion of the business may not be fully recoverable and has recorded a non-cash charge within other income (expense).
(d)	Comparable Effective Tax Rate is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.
(e)	Currency-Neutral Comparable Effective Tax Rate is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

RECAST OPERATING SEGMENT DATA

2014 (millions)	Quarter ended				Year-to-date period ended
	March 29, 2014	June 28, 2014	September 27, 2014	January 3, 2015	June 28, 2014	September 27, 2014	January 3, 2015

Net Sales (Recast*)
U.S. Morning Foods	$799	$759	$782	$768	$1,558	$2,340	$3,108
U.S. Snacks	864	851	807	807	1,715	2,522	3,329
U.S. Specialty	372	276	270	280	648	918	1,198
North America Other	482	464	470	448	946	1,416	1,864

North America Total	2,517	2,350	2,329	2,303	4,867	7,196	9,499
Europe	705	767	720	677	1,472	2,192	2,869
Latin America	278	320	320	287	598	918	1,205
Asia Pacific	242	248	270	247	490	760	1,007

Consolidated	$3,742	$3,685	$3,639	$3,514	$7,427	$11,066	$14,580

Operating Profit (Recast*)
U.S. Morning Foods	$126	$137	$115	$101	$263	$378	$479
U.S. Snacks	86	124	59	95	210	269	364
U.S. Specialty	87	63	59	57	150	209	266
North America Other	83	74	69	68	157	226	294

North America Total	382	398	302	321	780	1,082	1,403
Europe	65	50	59	58	115	174	232
Latin America	48	47	50	24	95	145	169
Asia Pacific	16	5	18	14	21	39	53

Total Reportable Segments	511	500	429	417	1,011	1,440	1,857
Corporate	103	(33)	(64)	(839)	70	6	(833)

Consolidated	$614	$467	$365	$(422)	$1,081	$1,446	$1,024

*	During the first quarter of 2015, the Kashi operating segment was established and is included in North America Other. The Kashi financial results that were previously included in the U.S. Morning Foods, U.S. Snacks, and U.S. Frozen Foods operating segments are now reported in the Kashi operating segment which is reported in North America Other. Other business unit re-organizations occurred between Europe and Asia Pacific.

2014 (millions)	Quarter ended				Year-to-date period ended
	March 29, 2014	June 28, 2014	September 27, 2014	January 3, 2015	June 28, 2014	September 27, 2014	January 3, 2015

Net Sales (As originally reported)
U.S. Morning Foods	$861	$820	$841	$816	$1,681	$2,522	$3,338
U.S. Snacks	903	893	849	850	1,796	2,645	3,495
U.S. Specialty	372	276	270	280	648	918	1,198
North America Other	381	361	369	357	742	1,111	1,468

North America Total	2,517	2,350	2,329	2,303	4,867	7,196	9,499
Europe	708	772	726	681	1,480	2,206	2,887
Latin America	278	320	320	287	598	918	1,205
Asia Pacific	239	243	264	243	482	746	989

Consolidated	$3,742	$3,685	$3,639	$3,514	$7,427	$11,066	$14,580

Operating Profit (As originally reported)
U.S. Morning Foods	$128	$143	$118	$101	$271	$389	$490
U.S. Snacks	95	130	67	103	225	292	395
U.S. Specialty	87	63	59	57	150	209	266
North America Other	72	62	58	60	134	192	252

North America Total	382	398	302	321	780	1,082	1,403
Europe	67	53	61	59	120	181	240
Latin America	48	47	50	24	95	145	169
Asia Pacific	14	2	16	13	16	32	45

Total Reportable Segments	511	500	429	417	1,011	1,440	1,857
Corporate	103	(33)	(64)	(839)	70	6	(833)

Consolidated	$614	$467	$365	$(422)	$1,081	$1,446	$1,024

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